EXHIBIT 99.1

ConnectOne Bancorp, Inc. Strengthens Executive Leadership Through Key Appointments

ENGLEWOOD CLIFFS, N.J., Dec. 01, 2020 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced three key appointments at the Bank level. Elizabeth Magennis has been elevated to President, Michael O’Malley has been hired as Executive Vice President and Chief Risk Officer, and Siya Vansia has been named Senior Vice President and Chief Brand and Innovation Officer.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “I am proud of the caliber of our entire senior team, who each play a critical role in our ability to remain a people-first modern financial services company. These new appointments reinforce our mission to build “a better place to be” for our clients and will support our investments in the future of banking, including partnerships with leading Fintech companies, our BoeFly subsidiary, and the creation of a secondary digital banking brand.”

Magennis, who was previously Executive Vice President and Chief Lending Officer, assumes her new role immediately. She is a 14-year veteran at the Bank, and has been a key player in its record organic growth, robust loan portfolio and superior client experience. In her new role, she will oversee the growth and strategic direction of the Bank reporting directly to Frank Sorrentino. Magennis has also been appointed to the Bank’s Board of Directors.

O’Malley joins ConnectOne from OnDeck Capital, Inc., where he served as Director of Enterprise Risk and Strategic Initiatives and Head of Operational Risk. He has extensive risk management experience at global financial institutions, including leaders in Fintech lending, global banking organizations, commercial banks, investment banks, broker-dealers and wealth managers including MUFG Securities Americas, Ernst & Young, Bank Leumi and Trillium Trading. O’Malley will be responsible for providing effective and proactive risk leadership and ensuring the organization is fully prepared to comply with the regulatory standards applicable to larger banking organizations.

Vansia’s appointment to Chief Brand and Innovation Officer underscores the Company’s ongoing commitment to and investment in technology. Vansia has been with ConnectOne for more than a decade and will guide the Company through its digital transformation, identifying future advancements in products and services.

Reflecting the depth and diversity of its leadership, the Bank also announced today the promotions of nine employees to Senior Vice President. Mr. Sorrentino concluded, “ConnectOne’s success is built on our entrepreneurial, people-first culture. These appointments strengthen our commitment, allowing us to further our competitive position in the market as we continue to evolve.”

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located across New York and New Jersey.  ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, as supplemented by the Company’s subsequent filings with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Emily Holtzman, MWWPR
631.742.9568; eholtzman@mww.com